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                                                                    Exhibit 4.12

                      REMOVAL AND APPOINTMENT OF TRUSTEE
                            OF MRM CAPITAL TRUST I


     This Removal and Appointment of Trustee of MRM Capital Trust I (the "Trust") is made as of March 27, 2000 (this "Appointment"), by Mutual Group Ltd., a Delaware corporation, as Depositor (the "Depositor"), and agreed to and acknowledged by Chase Manhattan Trust Company, National Association, a national association ("Chase"), as a removed trustee of the Trust, and The Chase Manhattan Bank, a New York banking corporation ("Chase Bank"), as an additional trustee of the Trust.

     WHEREAS, the Trust was created pursuant to the filing of a Certificate of Trust of the Trust with the Delaware Secretary of State on February 3, 2000, and by the entering into of a Trust Agreement of the Trust, dated as of February 3, 2000 (the "Trust Agreement");

     WHEREAS, under the Trust Agreement, Chase is a trustee of the Trust;

     WHEREAS, the Depositor desires to remove Chase as a trustee of the Trust and to appoint Chase Bank as an additional trustee of the Trust; and

     WHEREAS, Chase Bank desires to become an additional trustee of the Trust and, immediately following such appointment, Chase shall be deemed removed as a trustee of the Trust.

     NOW, THEREFORE, in consideration of the mutual promises and obligations contained herein, the parties, intending to be legally bound, hereby agree as follows:

     1. Pursuant to Section 6 of the Trust Agreement, the Depositor hereby appoints Chase Bank as an additional trustee of the Trust. Chase Bank hereby accepts such appointment and agrees to be a trustee of the Trust pursuant to the Trust Agreement.

     2. Immediately following the appointment by the Depositor of Chase Bank as a trustee of the Trust pursuant to Section 1 hereof, the Depositor hereby removes Chase from the
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Trust as a trustee of the Trust. Chase's removal shall be deemed effective immediately following the appointment by the Depositor of Chase Bank as an additional trustee of the Trust pursuant to Section 1 hereof.

     3. All references in the Trust Agreement to the term "Trustees" are deemed to include a reference to Chase Bank as a trustee of the Trust.

     4.   This appointment may be executed in one or more counterparts.

     5. Except to the extent that it is expressly modified by this Appointment, the Trust Agreement shall continue in full force and effect.

     6. This Appointment shall be governed by, and construed in accordance with, the laws of the State of Delaware (without regard to conflict of laws principles).

                           [SIGNATURE PAGE FOLLOWS]

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     IN WITNESS WHEREOF, the parties hereto have caused this Appointment to be duly executed as of the date and year first above written.


                                        MUTUAL GROUP LTD.,
                                        as Depositor


                                        By:  /s/ Robert Mulderig
                                             -----------------------------------
                                             Name:  Robert Mulderig
                                             Title: Chairman and Chief
                                                    Executive Officer


                                        THE CHASE MANHATTAN BANK,
                                        as an additional trustee of the Trust


                                        By:  /s/ Kathleen Perry
                                             -----------------------------------
                                             Name:   Kathleen Perry
                                             Title:  Vice President


                                        CHASE MANHATTAN TRUST COMPANY,
                                        NATIONAL ASSOCIATION,
                                        solely to acknowledge its removal
                                        as a trustee of the Trust


                                        By:  /s/ Karen Vera
                                             -----------------------------------
                                             Name:  Karen Vera
                                             Title: Assistant Vice President

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